Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us will be filed, on behalf of each of us, and that this Agreement be included as an exhibit to such statement.

DATED: May 17, 2010

ROSEWOOD CAPITAL, L.P.

By:	Rosewood Capital Associates, L.L.C.
Its:	General Partner

By	/s/ Kevin Reilly
Name: Kevin Reilly
Title: Managing Member

ROSEWOOD CAPITAL ASSOCIATES, L.L.C.

By	/s/ Kevin Reilly
Name: Kevin Reilly
Title: Managing Member

KYLE A. ANDERSON

By	/s/ Kyle A. Anderson

BYRON K. ADAMS JR.

By	/s/ Byron K. Adams Jr.